UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CHINOOK THERAPEUTICS, INC.

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The following is a copy of a news article published online on June 13, 2023, by Puget Sound Business Journal, containing quotes from Eric Dobmeier, the Chief Executive Officer of Chinook Therapeutics, Inc. (the “Company” or “Chinook”), relating to Chinook’s transaction with Novartis AG (“Novartis”):

Chinook Therapeutics CEO says Novartis acquisition will be ‘good for patients’

Rick Morgan

508 words

13 June 2023

Puget Sound Business Journal

PSBJ

English

© 2023 American City Business Journals, Inc. All rights reserved.

Seattle-based biotech Chinook Therapeutics Inc. (Nasdaq: KDNY) aims to boost its drug development efforts after major acquisition news.

On Sunday, Chinook announced it is being acquired by the Swiss pharmaceutical giant Novartis AG (NYSE: NVS) for $3.2 billion. Chinook CEO Eric Dobmeier said the resources and expertise of Novartis can be a major benefit to Chinook.

“They’ll be able to apply those resources to do more with our drugs than we would have been able to do on our own, which is going to be good for patients,” Dobmeier said.

He noted the strong financial offer was appealing as well, and Chinook and Novartis had been in partnership talks before the acquisition. He added that Chinook wasn’t expecting an acquisition and that Novartis’ offer was “inbound.”

Novartis is paying $40 per share to acquire Chinook, but Chinook shareholders could receive an additional up to $4 per share if its lead drug candidate, atrasentan, hits certain regulatory milestones. If Chinook hits those milestones, the deal price would become roughly $3.5 billion. The companies expect the deal to close in the second half of this year, contingent on shareholder approval.

Chinook was founded in 2019. The company is focused on kidney diseases, and atrasentan is in phase 3 clinical trials for treatment of immunoglobulin A nephropathy, which results in inflammation that damages kidney tissues. Dobmeier said the company expects to read data from those trials in the fourth quarter. Atrasentan is in phase 2 trials for other kidney diseases, and the company has a drug called BION-1301 that is also aimed at immunoglobulin A nephropathy.

Chinook has roughly 260 employees, including about 80 in the Seattle area, Dobmeier said. The company also has offices in Oakland and Vancouver, B.C.

Dobmeier said that though Chinook has some open positions, its long-term growth is up to Novartis after the deal closes. The same is true for Chinook’s brand and office space, which is in South Lake Union. Dobmeier said the Chinook team expects to join Novartis, but that’s another decision that will ultimately be made after closing.

Novartis has more than 90 products on the market, according to its website. The company says it has about 108,000 employees.

Dobmeier spent 15 years at Bothell-based biotech Seagen earlier in his career. Seagen announced in March it is being acquired by Pfizer for $43 billion in a deal expected to close late this year or early next year.

Dobmeier said that while many Seattle-area biotechs have been acquired, that isn’t necessarily a bad thing for the region’s status as a biotech hub.

“A lot of these people get recycled into new startups and grow additional companies and help the ecosystem grow,” Dobmeier said. “Overall, Seattle has a really strong biotech ecosystem, and I think this is going to continue to happen.”

Forward-Looking Statements

In addition to historical information, this communication contains forward-looking statements within the meaning of applicable securities law, including statements regarding the expected timing, completion and effects of the proposed merger. In addition, when used in this communication, the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this communication involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: expected revenues, cost savings, synergies and other benefits from the proposed merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to employee retention, might be greater than expected; the requisite regulatory approvals and clearances for the proposed transaction may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger); the requisite approval of Company stockholders may be delayed or may not be obtained, the other closing conditions to the proposed merger may be delayed or may not be obtained, or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed merger; Novartis or Chinook’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, other business partners or governmental entities; the milestones for the proposed Contingent Value Rights may not be achieved; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; and diversion of management’s attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise. Additional factors that may affect the future results of Novartis and Chinook are set forth in their respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the most recently filed annual report of Novartis on Form 20-F, subsequently filed Current Reports on Form 6-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov, and Chinook’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks described in this communication and in Novartis and Chinook’s filings with the SEC should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. Novartis and Chinook undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this communication, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger between Novartis and Chinook, Novartis and Chinook intend to file relevant materials with the SEC, including a preliminary and definitive proxy statement to be filed by Chinook. The definitive proxy statement and proxy card will be delivered to the stockholders of Chinook in advance of the special meeting relating to the proposed merger. CHINOOK’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND CHINOOK WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Novartis and Chinook, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Novartis and Chinook make available free of charge at the Novartis website and Chinook’s website, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Novartis, Chinook and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Chinook in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the definitive proxy statement referred to above. Security holders may also obtain information regarding the names, affiliations and interests of the Novartis directors and executive officers in the Novartis Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended December 31, 2022, which were filed with the SEC on February 1, 2023, and May 15, 2023, respectively. Security holders may obtain information regarding the names, affiliations and interests of Chinook’s directors and executive officers in Chinook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 27, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 28, 2023. To the extent the holdings of Chinook’s securities by Chinook’s directors and executive officers have changed since the amounts set forth in Chinook’s definitive proxy statement for its 2023 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the definitive proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Novartis website at https://www.novartis.com and Chinook’s website at https://www.chinooktx.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.